EXHIBIT 4
                                                                       ---------
                                                                  EXECUTION COPY



                             ASSUMPTION AGREEMENT OF
                    NAB NORDAMERIKA BETEILIGUNGS HOLDING GMBH

     Reference is hereby made to the Coordination Agreement, dated as of July 31, 1995 (as it may be amended from time to time, the "Coordination Agreement"), between France Telecom, a societe anonyme organized under the laws of France ("FT"), and Deutsche Telekom AG, an Aktiengesellschaft organized under the laws of Germany ("DT"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Coordination Agreement.

     1. The undersigned, NAB Nordamerika Beteiligungs Holding GmbH, a limited liability company organized under the laws of Germany and a wholly-owned subsidiary of DT, is acquiring Class A Stock from DT on the date hereof. Pursuant to Section 9.7 of the Coordination Agreement, for good and valuable consideration, the undersigned hereby expressly confirms and agrees for the benefit of FT to be bound by the terms and conditions of the Coordination Agreement, the Amended and Restated Stockholders' Agreement, dated as of November 23, 1998 (as amended from time to time, the "Stockholders' Agreement"), between and among FT, DT and Sprint Corporation, a Kansas corporation ("Sprint"), the Agreement, dated as of November 23, 1998 relating to the payment of dividends and withholding of taxes (as amended from time to time, the "Tax Matters Agreement"), between and among FT, DT and Sprint, the Qualified Subsidiary Standstill Agreement (as amended from time to time, the "Qualified Subsidiary Standstill Agreement"), to be entered into by the undersigned and Sprint on the date hereof, and the Amended and Restated Registration Rights Agreement, dated as of November 23, 1998 (as amended from time to time, the "Registration Rights Agreement"), between and among FT, DT and Sprint, and upon the consummation of the undersigned's acquisition of Class A Stock, to perform, observe and assume each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations and duties of DT under the Coordination Agreement, the Stockholders' Agreement, the Tax Matters Agreement, and the Registration Rights Agreement, and to perform and observe each and every one of its covenants, rights, promises agreements, terms, conditions, obligations and duties under the Qualified Subsidiary Standstill Agreement.

     2. Nothing in this Assumption Agreement shall relieve DT of any of its obligations under the Coordination Agreement, the Stockholders' Agreement, the Tax Matters Agreement, the Registration Rights Agreement, and the Amended and Restated Standstill Agreement, dated as of November 23, 1998 (as amended from time to time), between and among FT, DT and Sprint, and DT shall remain liable for the performance by the undersigned as a party to the Coordination Agreement, the Stockholders' Agreement, the Registration Rights Agreement, the Tax Matters Agreement and the Qualified Subsidiary Standstill Agreement.



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     3. The undersigned represents and warrants to FT (a) that it has entered into a Qualified Subsidiary Assumption Agreement, Qualified Subsidiary Tax Matters Assumption Agreement, Qualified Subsidiary Confidentiality Agreement, and a Qualified Subsidiary Standstill Agreement; (b) that DT owns and holds directly 100% of the undersigned's equity interests; and (c) that it is a Qualified Subsidiary.



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     IN WITNESS WHEREOF, the undersigned has duly executed this Assumption
Agreement of NAB Nordamerika Beleiligungs Holding GmbH as of this 29th day of December, 1999.

                               NAB NORDAMERIKA BETEILIGUNGS HOLDING GMBH


                               By:_____________________________
                               Name:    Dr. Joachim Peckert
                               Title:   Managing Director


                               By:_______________________________
                               Name:    Mr. Heinz Klesing
                               Title:   Managing Director